Exhibit 99.1

Laser Photonics Regains Nasdaq Compliance for Annual Filing Requirement

Orlando, Fla., June 25, 2025 – Laser Photonics Corporation (LPC) (NASDAQ: LASE), a leading global industrial developer of CleanTech Laser Systems for laser cleaning and other applications, today announced that it has regained compliance with Nasdaq Listing Rule 5250(c)(1) related to the timely filing of its periodic reports.

The Nasdaq Stock Market has confirmed that the Company’s June 23, 2025 filing of its Form 10-K for the fiscal year ended December 31, 2024 satisfies the annual reporting requirement. As a result, Nasdaq has closed the related compliance matter.

The Company continues working diligently to complete and file its Form 10-Q for the quarter ended March 31, 2025.

About Laser Photonics Corporation

Laser Photonics is a vertically integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. Laser Photonics seeks to disrupt the $46 billion, centuries-old sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. As a result, Laser Photonics has gained a reputation as a leader in industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aviation, automotive, medical, defense, energy, maritime, nuclear and space industries are using Laser Photonics’ “unique-to-industry” systems. For more information, visit https://www.laserphotonics.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company's plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption "Risk Factors" in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

Investor Relations and Media Contact:

Brian Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR

(346) 396-8696
laser@haydenir.com